Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, Washington 98104 206 467 3600

News Release
For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
July 23, 2007	Media: Kathy Budinick 1-800-467-3751

Plum Creek Timber Company, Inc. Reports Results for Second Quarter 2007

SEATTLE, Wash. – Plum Creek Timber Company, Inc. (NYSE: PCL) today announced second quarter earnings of $60 million, or $0.34 per diluted share, on revenues of $395 million. Earnings for the second quarter of 2006 were $62 million, or $0.34 per diluted share, on revenues of $380 million. Results for the second quarter of 2007 include a $2 million after-tax gain on the sale of an industrial mineral asset. As a result, income from continuing operations for the quarter was $58 million, or $0.33 per diluted share.

Earnings for the first six months of 2007 were $105 million, or $0.59 per diluted share, on revenues of $764 million. Income from continuing operations for the first six months of 2007 was $103 million, or $0.58 per diluted share. Earnings for the first six months of 2006 were $156 million, or $0.85 per diluted share, on revenues of $794 million. Results for the first six months of 2006 included a $2 million after-tax cumulative effect of accounting changes. As a result, income from continuing operations for the first six months of 2006 was $154 million, or $0.84 per diluted share.

Cash provided by operating activities in the second quarter of 2007 totaled $73 million. The company ended the second quarter with $107 million in cash and cash equivalents.

“We continue to capitalize on the operational flexibility that our broad asset base provides with the objective of maximizing its total long-term value,” said Rick Holley, Plum Creek’s president and chief executive officer. “While our performance for the quarter is similar to last year’s, we experienced weaker sawlog markets and stronger pulpwood markets than we did a year ago. Our near-term harvest decisions responded to these markets. We increased our pulpwood harvests to capture attractive price opportunities and decreased our sawlog harvests, allowing these valuable assets to continue to grow. Meanwhile, our land sales efforts are capturing excellent values for our lands with a variety of alternative uses.”

Review of Operations

The Northern Resources segment reported operating profit of $14 million compared to $21 million during the same period of 2006. During the second quarter, average sawlog prices were approximately 3 percent lower than they were during the same period of 2006. The company reduced its sawlog harvest in hardwood dominated regions where prices were

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Plum Creek Timber Company Reports Results

particularly weak. As a result, the Northern sawlog harvest was 10 percent lower than the second quarter of 2006. Average pulpwood prices were up modestly compared to the second quarter of 2006 while pulpwood harvests were similar to the previous year’s level.

Operating profit in the Southern Resources segment was $41 million, down $7 million from the $48 million reported during the same period of 2006. A combination of reduced sawlog demand and a lower-value mix of sawlogs resulted in a 13 percent decline in the company’s reported sawlog price compared to the same period of 2006. As planned, the company’s harvest mix during the second quarter included a greater proportion of smaller-diameter sawlogs than the prior year. This lower-value harvest mix accounted for 3 percent of the reported 13 percent price decline for Southern sawlogs. While the overall sawlog harvest was similar to last year’s level, the company shifted its harvest activity toward more attractive markets in western areas of the South, as extremely dry conditions in the eastern regions of the South allowed for excellent timberland access resulting in downward price pressure for timber in the region. The company increased its Southern pulpwood harvest approximately 15 percent compared to the prior year in response to favorable pulpwood demand and 16 percent higher pulpwood prices.

The Real Estate segment reported revenue of $71 million and operating income of $47 million. Second quarter 2006 Real Estate segment revenue was $52 million resulting in operating income of $27 million. During the second quarter the company sold approximately 31,000 acres of land. These sales included 21,250 acres of small, non-strategic lands at average prices approaching $1,300 per acre, 500 acres of conservation properties sold at more than $6,600 per acre, and approximately 8,700 acres of recreation property sold at an average price of more than $3,100 per acre. The sale of nearly 600 acres of development properties captured more than $21,000 per acre.

The Manufacturing segment reported operating profit of $2 million compared to $10 million for the second quarter of 2006. The segment’s strategic focus on higher-value specialty and industrial products drove a profitable quarter despite challenging commodity lumber and plywood markets. Lumber and MDF sales volumes were lower than the second quarter of 2006 while plywood sales volumes were up modestly. Lumber and plywood prices were down 12 percent and 11 percent, respectively, and MDF prices improved 10 percent over the second quarter of 2006.

Share Repurchase

In early May, the company’s board of directors increased the company’s existing share repurchase authorization to $200 million. During the quarter the company repurchased $89 million, or approximately 2.2 million shares, of common stock at an average price of $40.29 per share. The shares repurchased during the quarter represent a 1.2 percent reduction in outstanding shares. As of June 30, 2007, the company had 174.6 million shares of common stock outstanding and $111 million remaining in its current share repurchase authorization.

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Plum Creek Timber Company Reports Results

Outlook

The company expects to report income from continuing operations between $1.40 and $1.55 per share for the year. Third quarter earnings are expected to be between $0.43 and $0.48 per share.

“We’re reducing the top end of our guidance range for the year by a nickel, based on our first-half performance and our expectations of a relatively flat housing market during the second half of the year,” Holley continued. “While pulpwood markets remain healthy, sawlog markets continue to bounce along the bottom. Our real estate segment continues to capture excellent values for our lands and we expect to meet our segment business goals. We’ll continue to exercise our operational flexibility and make our near-term decisions with a view of maximizing long-term value.”

The Northern Resources segment harvest is expected to increase during the third quarter from the seasonally low second quarter levels, while in the Southern Resources segment, the company expects to maintain its harvests near second quarter levels.

Log prices are expected to be fairly stable across the regions with any price movements driven by temporary changes in local supply and demand dynamics.

The company continues to expect Real Estate segment revenues for the year to be between $330 million and $350 million. Of this amount, the sale of development properties is expected to be between $35 million and $45 million. Third quarter revenues are expected to be between $110 million and $120 million.

The Manufacturing segment is expected to report improved results in the third quarter, due to strong pricing and demand for MDF and improved specialty plywood markets.

“Disciplined and effective capital allocation remains our top priority,” Holley concluded. “We will continue to evaluate all our investment opportunities with the ultimate goal of increasing the per share value of our shareholders’ investment.”

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, July 23, at 5p.m. EDT (2p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek’s Web site at www.plumcreek.com by clicking on the “Investors” link.

Investors without internet access should dial 1-800-572-9852 at least 10 minutes prior to the start time, referencing Plum Creek’s earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 7942042.

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Plum Creek Timber Company Reports Results

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” information section of Plum Creek’s Web site at www.plumcreek.com.

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Plum Creek is the largest and most geographically diverse private landowner in the nation with 8.2 million acres of timberlands in major timber producing regions of the United States and 10 wood products manufacturing facilities in the Northwest.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Six Months Ended
	June 30, 2007	June 30, 2006
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$399	$407
Real Estate	110	113
Manufacturing	244	264
Other	11	10

Total Revenues	764	794

Costs and Expenses:
Cost of Goods Sold:
Timber	258	234
Real Estate	40	41
Manufacturing	236	240
Other	1	1

Total Cost of Goods Sold	535	516

Selling, General and Administrative	59	54

Total Costs and Expenses	594	570

Other Operating Income (Expense), net	1	2

Operating Income	171	226

Interest Expense, net	71	65

Income before Income Taxes	100	161

Provision (Benefit) for Income Taxes	(3)	7

Income From Continuing Operations	103	154

Gain on Sale of Properties, net of tax	2	—

Income Before Cumulative Effect of Accounting Change	105	154

Cumulative Effect of Accounting Change, net of tax	—	2

Net Income	$105	$156

Income From Continuing Operations per Share
—Basic	$0.58	$0.84
—Diluted	$0.58	$0.84

Net Income per Share
—Basic	$0.59	$0.85
—Diluted	$0.59	$0.85

Weighted Average Number of Shares Outstanding
—Basic	176.4	183.2
—Diluted	176.8	183.7

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended
	June 30, 2007	June 30, 2006
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$190	$193
Real Estate	71	52
Manufacturing	129	130
Other	5	5

Total Revenues	395	380

Costs and Expenses:
Cost of Goods Sold:
Timber	124	113
Real Estate	23	25
Manufacturing	123	117
Other	—	—

Total Cost of Goods Sold	270	255

Selling, General and Administrative	30	26

Total Costs and Expenses	300	281

Other Operating Income (Expense), net	(1)	—

Operating Income	94	99

Interest Expense, net	35	34

Income before Income Taxes	59	65

Provision for Income Taxes	1	3

Income from Continuing Operations	58	62

Gain on Sale of Properties, net of tax	2	—

Net Income	$60	$62

Income from Continuing Operations per Share
—Basic	$0.33	$0.34
—Diluted	$0.33	$0.34

Net Income per Share
—Basic	$0.34	$0.34
—Diluted	$0.34	$0.34

Weighted Average Number of Shares Outstanding
—Basic	175.7	182.3
—Diluted	176.1	182.8

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2007	December 31, 2006
	(In Millions, Except Per Share Amounts)
ASSETS
Current Assets:
Cash and Cash Equivalents	$107	$273
Restricted Advance from Customer	—	4
Accounts Receivable	47	40
Like-Kind Exchange Funds Held in Escrow	58	—
Inventories	75	83
Deferred Tax Asset	7	7
Real Estate Development Properties	4	3
Assets Held for Sale	86	82
Other Current Assets	20	21

	404	513

Timber and Timberlands—Net	3,836	3,876
Property, Plant and Equipment—Net	206	216
Investment in Grantor Trusts	26	28
Other Assets	34	28

Total Assets	$4,506	$4,661

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$72	$125
Accounts Payable	42	42
Interest Payable	29	30
Wages Payable	18	27
Taxes Payable	22	24
Deferred Revenue	12	17
Other Current Liabilities	15	16

	210	281

Long-Term Debt	1,920	1,617
Line of Credit	345	581
Deferred Tax Liability	20	25
Other Liabilities	68	68

Total Liabilities	2,563	2,572

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 par value, authorized shares—75.0, outstanding—none	—	—
Common Stock, $0.01 par value, authorized shares—300.6, outstanding (net of Treasury Stock)—174.6 at June 30, 2007, and 177.1 at December 31, 2006	2	2
Additional Paid-In Capital	2,199	2,190
Retained Earnings	170	214
Treasury Stock, at cost, Common Shares—12.3 at June 30, 2007, and 9.5 at December 31, 2006	(418)	(307)
Accumulated Other Comprehensive Income (Loss)	(10)	(10)

Total Stockholders’ Equity	1,943	2,089

Total Liabilities and Stockholders’ Equity	$4,506	$4,661

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30, 2007	June 30, 2006
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$105	$156
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	65	60
Basis of Real Estate Sold	23	23
Deferred Income Taxes	(5)	—
Gain on Sales of Properties and Other Assets	(2)	—
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	(58)	20
Other Working Capital Changes	(14)	(6)
Expenditures for Real Estate Development	(6)	(2)
Other	3	1

Net Cash Provided By Operating Activities	111	252

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(33)	(36)
Timberlands Acquired	(9)	(17)
Proceeds from Sales of Properties and Other Assets	2	1
Other	2	(3)

Net Cash Used In Investing Activities	(38)	(55)

Cash Flows From Financing Activities:
Dividends	(149)	(147)
Borrowings on Line of Credit	1,596	1,474
Repayments on Line of Credit	(1,832)	(1,453)
Repayment of Short-Term Debt	—	(50)
Proceeds from Issuance of Long-Term Debt	350	216
Principal Payments and Retirement of Long-Term Debt	(99)	(29)
Proceeds from Stock Option Exercises	6	3
Acquisition of Treasury Stock	(111)	(184)

Net Cash Used In Financing Activities	(239)	(170)

Increase (Decrease) In Cash and Cash Equivalents	(166)	27
Cash and Cash Equivalents:
Beginning of Period	273	369

End of Period	$107	$396

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended
	June 30, 2007	June 30, 2006
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$60	$62
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	32	29
Basis of Real Estate Sold	14	13
Deferred Income Taxes	(2)	(1)
Gain on Sale of Properties and Other Assets	(2)	—
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	(48)	(9)
Other Working Capital Changes	17	14
Expenditures for Real Estate Development	(4)	(2)
Other	6	6

Net Cash Provided By Operating Activities	73	112

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(22)	(19)
Timberlands Acquired	(9)	(17)
Proceeds from Sales of Properties and Other Assets	2	1
Other	—	(3)

Net Cash Used In Investing Activities	(29)	(38)

Cash Flows From Financing Activities:
Dividends	(74)	(73)
Borrowings on Line of Credit	947	811
Repayments on Line of Credit	(1,255)	(790)
Repayment of Short-Term Debt	—	(50)
Proceeds from Issuance of Long-Term Debt	350	216
Principal Payments and Retirement of Long-Term Debt	(27)	(28)
Proceeds from Stock Option Exercises	1	1
Acquisition of Treasury Stock	(89)	(184)

Net Cash Used In Financing Activities	(147)	(97)

Decrease In Cash and Cash Equivalents	(103)	(23)
Cash and Cash Equivalents:
Beginning of Period	210	419

End of Period	$107	$396